UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2024

Meta Materials Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36247	74-3237581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Highfield Park Dr
Dartmouth, Nova Scotia, Canada		B3A 4R9
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 902 482-5729

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MMAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.05.	Material Cybersecurity Incidents.

On July 25, 2024, Meta Materials Inc. (the “Company”) became aware that its website, email system and other related information technology (IT) systems were significantly disrupted and taken offline. Upon detecting the disruption, the Company immediately began taking steps to restore, contain, and remediate the incident with internal and external cybersecurity experts, including beginning an investigation as to the cause of the disruption. On initial investigation, the Company learned that a former executive officer of the Company deliberately de-activated and cancelled the renewal of the Company’s website, which significantly impacted the Company’s IT systems, including delivery and receipt of electronic email communications from customers, investors and other stakeholders of the Company. With the assistance of outside legal counsel, the Company was able to compel the reinstatement of the website and commenced a process to ensure that IT functionality would continue uninterrupted. The website was re-activated and email systems restored on July 29, 2024, although functionality continues to be stressed and delayed as systems come back online. The Company, along with its internal and external cybersecurity experts, continue to work diligently to respond to and mitigate any impact from the incident.

In addition, the Company continues to evaluate any unauthorized access to sensitive and confidential information of the Company and its stakeholders in connection with this incident. Other than the website being offline for a period of time and delayed communications through the Company’s IT systems, this unauthorized action by the former executive officer does not appear to have had a material impact on the protection of the Company’s intellectual property, or that there was unauthorized access to customer or stakeholder proprietary information. The Company continues to investigate any continuing security issues and IT functionality, and assess other actions the Company will take in response to this security and operational incident.

The Company has not yet determined whether the incident is reasonably likely to materially impact the Company’s financial condition or results of operations.

Item 8.01.	Other Events.

On July 26, 2024, Metamaterial Technologies Canada Inc. (“MTCI”) commenced bankruptcy proceedings by filing an assignment in bankruptcy under section 49 of the Bankruptcy and Insolvency Act (Canada) in the District Court of Ontario. Grant Thornton Limited was appointed as trustee in the bankruptcy for the benefit of the creditors of MTCI. The trustee will wind down the business of MTCI and make distributions, if any, to its creditors in accordance with the applicable provisions of the Bankruptcy and Insolvency Act (Canada).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

META MATERIALS INC.

Date:	August 1, 2024	By:	/s/ Uzi Sasson
Uzi Sasson President and Chief Executive Officer